EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Mairs & Power Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Mairs & Power Funds Trust for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Mairs & Power Funds Trust for the stated period.

/s/ Mark L. Henneman		/s/ Andrea C. Stimmel
Mark L. Henneman		Andrea C. Stimmel
President, Mairs & Power Funds Trust		Treasurer, Mairs & Power Funds Trust

Dated:	3/6/17	Dated:	3/6/17

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Mairs & Power Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.